Exhibit 3.b

                                                         FILED # C1173-67

                                                           FEB 27 2002

                                                         IN THE OFFICE OF
                                                         /s/ Dean Heller
                                                  DEAN HELLER SECRETARY OF STATE

                            CERTIFICATE OF AMENDMENT

                      TO THE ARTICLES OF INCORPORATION OF

                         SOUTH AMERICAN MINERALS, INC.

                                  * * * * * *

            Pursuant to the provision of the Nevada Revised Statutes, SOUTH AMERICAN MINERALS, INC., a Nevada Corporation, adopts the following amendment to its Articles of Incorporation:

            1. The undersigned hereby certify that on the 1st day of February, 2002, a Special Meeting of the Board of Directors was duly held and convened at which there was present a quorum of the Board of Directors acting throughout all proceedings, and at which time the following resolution was duly adopted by the Board of Directors:

            BE IT RESOLVED: That the Secretary of the corporation is hereby ordered and directed to obtain the written consent of stockholders owning at least a majority or the voting power of the outstanding stock of the corporation for the following purpose:

            To amend Article Four to provide that the corporation shall have the authority to issue an aggregate of TWENTY-FIVE MILLION (25,000,000) shares of voting common stock, par value TEN CENTS ($0.10) per share, and no other class of stock shall be authorized.

            2. Pursuant to the provisions of the Nevada Revised Statutes, a majority of the stockholders holding 4,246,627 shares of the 8,481,051 shares outstanding of SOUTH AMERICAN MINERALS, INC. gave their written consent to the adoption of the Amendment to Article Four of the Articles of Incorporation as follows:

            ARTICLE FOUR: [CAPITAL STOCK]. The corporation shall have the authority to issue an aggregate OF TWENTY-FIVE MILLION (25,000,000) shares of

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voting common stock, par value TEN CENTS ($0.10) per share, and no other class of stock shall be authorized.

            IN WITNESS WHEREOF, the undersigned, being the President and Secretary of SOUTH AMERICAN MINERALS, INC., a Nevada corporation, hereunto affix their signatures this 27th day of February, 2002.

                                        SOUTH AMERICAN MINERALS, INC.


                                         By         /s/ Saul Horing
                                           ------------------------------------
                                              Saul Horing, President


                                         By         /s/ Gifford A. Dieterle
                                           ------------------------------------
                                              Gifford A. Dieterle, Secretary


[SEAL]


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